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                                                                  Exhibit 10.51



                         GZA INVESTMENT ASSOCIATES TRUST
                        ASSIGNMENT OF BENEFICIAL INTEREST


      FOR AND IN CONSIDERATION of the payment of Twelve Thousand Dollars ($12,000), the receipt of which is hereby acknowledged, JOHN E. AYRES, holder and owner of a one sixth (1/6) Interest ("the Interest") in the GZA Investment Associates Trust, under declaration of trust dated November 21, 1984 and recorded at Plymouth County Registry of Deeds, Book 5887, Page 95 ("the Trust"), hereby assigns and transfers to GZA GEOENVIRONMENTAL, INC. ("Assignee"), and its successors and assigns, all of Assignor's right, title and interest in and to the Interest and as beneficiary of the Trust, for Assignee to hold forever.

      Assignor hereby covenants with Assignee that (i) Assignor is the owner of the Interest, (ii) Assignor has good and marketable title thereto, (iii) the Interest is free from all liens, encumbrances and charges, (iv) Assignor has good right to assign and transfer the Interest, and (v) Assignor will warrant and defend his title to the Interest, and his transfer to Assignee, against the claims and demands of all persons.

      Assignee does hereby accept such assignment and transfer of the Interest and the powers, rights and obligations as beneficiary of the Trust.

      IN WITNESS WHEREOF, Assignor and Assignee have respectively executed this document as of this day of June 25, 1996.



Assignor:                           Assignee:

                                    GZA GEOENVIRONMENTAL, INC.


/s/                                 By: /s/
-------------------------               --------------------------------
JOHN E. AYRES                           LEONARD M. SEALE


/s/
-------------------------
JOSEPH D. GUERTIN


/s/
-------------------------
STEVEN J. TRETTEL